SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No.)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                             Chell Group Corporation
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      2.    Aggregate number of securities to which transaction applies:

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      4.    Proposed maximum aggregate value transaction:

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      5.    Total fee paid:

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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

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      2.    Form, Schedule or Registration Statement No.:

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      4.    Date Filed:

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

                             CHELL GROUP CORPORATION
                                 14 Meteor Drive
                                Toronto, Ontario
                                 Canada M9W 1A4

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 28, 2001

To the Shareholders of Chell Group Corporation:

      NOTICE IS HEREBY GIVEN that the Annual Meeting (the "Annual Meeting") of Shareholders of Chell Group Corporation, a New York corporation (the "Company"), will be held at 10:00 a.m., local time, on February 28, 2001, at the offices of the Company, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4, for the following purposes:

      (a) To elect a eight member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

      (b) To consider and act upon a proposal to increase the number of Common Shares authorized for issuance by the Company from 20,000,000 to 50,000,0000;

      (c) To ratify the Board of Directors' selection of auditors, Lazar Levine & Felix LLP for the 2001 fiscal year;

      (d) To consider and transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

      In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on January 3, 2001 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated: January 29, 2001

                                            By Order of the Board of Directors,
                                            Mark Truman, Secretary

      SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN THE
              ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

      It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                             CHELL GROUP CORPORATION
                                 14 Meteor Drive
                                Toronto, Ontario
                                 Canada M9W 1A4
                                 (416) 675-6666

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 28, 2001
--------------------------------------------------------------------------------

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Chell Group Corporation (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on February 28, 2001, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

      All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below, FOR the ratification of an increase of the number of Common Shares authorized for issuance by the Company from 20,000,000 to 50,000,0000 and FOR the ratification of the Board of Directors' selection of auditors.

      Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

      A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 2000 (the "2000 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about January 29, 2001) to all shareholders of record at the close of business on January 3, 2001. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

      Only shareholders of record at the close of business on January 3, 2001 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.0467 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 8,328,621 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting(1). In addition, the Company has outstanding 900,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company. In accordance with the terms of the Certificate of Designation by which the Preferred Stock was authorized, as modified by action of the Company's Board Of Directors, holders of Preferred Stock are entitled (after giving effect to the Stock Splits) to one vote for every three shares of Preferred Stock held of record as of the record date for the Annual Meeting. As well, the Company has outstanding 1 share of Special Voting Stock, no par value (the "Special Voting Stock"). In accordance with the terms of the Certificate of Amendment of the Certificate of Incorporation, dated September 8, 2000, holders of Special Voting Stock will be entitled to the number of votes equal to the number of Exchangeable Shares of Chell Merchant Capital Group Inc. (f/k/a/ Networks North Acquisition Corp.), issued and outstanding at January 3, 2001. As of January 3, 2001, the holder of the shares of Special Voting Stock were eligible to cast 1,476,398 votes. Accordingly, there will be 10,105,019 votes (8,328,621 votes of Common Stock, 1 share of Special Voting Stock (1,476,398 votes) and 900,000 shares (300,000 votes) of Preferred Stock, available to be cast at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 5,052,510 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast, the increase of the number of Common Shares authorized shares for issuance by the Company from 20,000,000 to 50,000,0000 and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

Shares Held By Directors and Named Executive Officers

      Set forth in the table below is information concerning the ownership, as of the close of business on January 3, 2001, of the Common Stock by the Company's directors and Named Executive Officers(2), all directors and present executive officers as a group (assuming all outstanding Preferred Stock is converted to Common Stock) and each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock.

--------------------------------
(1) On August 15, 1996, September 30, 1992 and September 4, 1990, the Company effectuated three for two (3:2), one for seven (1:7) and one for ten (1:10) stock splits, respectively, of the Common Stock (the "Stock Splits"). Throughout this Proxy Statement, all references to shares of Common Stock refer to shares of Common Stock as adjusted to reflect the effectuation of the Stock Splits.

(2) The term "Named Executive Officers" includes all persons who served as Chief Executive Officer of the Company at any time during the Company's fiscal year ended August 31, 2000 (the "2000 Fiscal Year") and the four highest paid individuals whose total compensation exceeded $100,000 for the 2000 Fiscal Year and who were serving as executive officers of the Company at the end of the 2000 Fiscal Year.

                                                        Amount and Nature of      Percent of
Name and Address (1)                                    Beneficial Ownership       Class (2)
--------------------                                    --------------------      ----------
Chell.com Ltd. (3)                                             4,992,497            59.9%
Cameron Chell (4)                                              6,890,724            70.3%
Frank Killoran (5)                                               123,476             1.5%
Peter Rona (6)                                                   562,500             6.3%
Gordon Herman (7)                                                166,188             2.0%
David Bolink (8)                                                 155,707             1.9%
Don Pagnutti (9)                                                  22,500             0.3%
Adrian Towning (10)                                                9,000             0.1%
Robert Stone                                                           0               0

All directors and executive officers as a group (8 persons)    7,930,025            76.5%

      (1) Unless otherwise stated, the address of the directors and executive officers of the corporation is c/o Chell Group Corporation, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4.

      (2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60-day period, have been exercised.

      (3)   Cameron Chell is the sole director and shareholder of Chell.com Ltd.

      (4) Includes 4,992,497 Common Shares held by Chell.com Ltd.(taking into consideration the option calls on the Chell.com holdings held by Frank Killoran, Gordon Herman and David Bolink), 421,829 Common Shares held in escrow in connection with the purchase of shares of cMeRun Corp. and 1,476,398 Exchangeable Shares of Chell Merchant Capital Group being held in escrow in connection with the purchase of shares of eSupplies (Alberta) Ltd.

      (5) Represents the vested portion of an option in Chell.com Ltd. held by Mr. Killoran, for the purchase of the Company's shares which are owned by Chell.com Ltd.

      (6) The address for Mr. Rona is 2205-39 Old Mill Road, Toronto, Ontario, Canada, M8X 1G6. Includes (a) 300,000 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management, Ltd. ("Anor"), Mr. Rona is the President, sole director and sole shareholder of Anor; (b) 30,000 common shares owned by Mr. Rona; and (c) 232,500 options to purchase Common Stock of the Company all of which have vested.

      (7) Represents the vested portion of an option in Chell.com Ltd. held by Mr. Herman, for the purchase of the Company's shares which are owned by Chell.com Ltd.

      (8) Represents the vested portion of an option in Chell.com Ltd. held by Mr. Bolink, for the purchase of the Company's shares which are owned by Chell.com Ltd.

      (9) Represents options, which have vested and are available for exercise.

      (10) Includes 3,000 Common Shares of the Company and 6,000 options, which have vested and are available for exercise.

Voting by Directors and Executive Officers

      It is anticipated that the directors and the Named Executive Officers of the Company will vote FOR the election as directors of the nominees listed below, FOR the ratification of an increase of the number of Common Shares authorized for issuance by the Company from 20,000,000 to 50,000,0000 and FOR the ratification of the Board of Directors' selection of auditors. Such directors and executive officers, and their affiliates, hold 71.7% of the votes entitled to be cast at the Annual Meeting.

ELECTION OF DIRECTORS

      The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders or until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

                                                                        Director
Name                  Age     Principal Positions with the Company       Since
----                  ---     ------------------------------------       -----

Frank Killoran        42     Chairman                                    2000
Cameron Chell         32     Director, President and Chief               2000
                             Executive Officer
Don Pagnutti          50     Director, Vice President-Finance,           2000
                             Chief Financial Officer
Peter Rona            54     Director                                    1987
David Bolink          32     Director                                    2000
Gordon Herman         42     Director                                    2000
Adrian P. Towning     56     Director                                    1994
Robert Stone          57     Director                                    2000

      Frank Killoran is the Chairman of the Company, as well as, President and Chief Operating Officer, since March 1997, of National Process Equipment, a Canadian distributor of industrial pumps and compressors. Mr. Killoran was also the President of Chell.com Ltd. from June to September 2000. From June 1993 to January 1998, Mr. Killoran served as President and Chief Operating Officer of Taro Industries Ltd., a Canadian oil and gas services company listed on the Toronto Stock Exchange. Prior thereto, Mr. Killoran was a partner at Coopers and Lybrand where he worked from May 1981 until May 1993.

      Cameron Chell is the President and Chief Executive Officer of the Company and is the Chairman and Chief Executive Officer of Chell.com Ltd. Mr. Chell was a founder of the ASP Consortium and FutureLink Corp. ("FutureLink"), a company listed on NASDAQ under the trading symbol "FTRL". He served as FutureLink's President, CEO and Chairman from 1997 to 1999. Mr. Chell is also a Director and Shareholder of VC Advantage Limited, the general partner of VC Advantage Fund Limited Partnership. Mr. Chell is the Vice Chairman and founder of cMeRun Corp. and is a cofounder of JAWS Technologies Inc., a company listed on NASDAQ under the trading symbol "JAWZ" and a provider of information security consulting services and software solutions. Mr. Chell is also the Chairman of the Board of Directors of Engyro and cDemo. Previously, Mr. Chell worked in corporate finance in the private sector. Mr. Chell worked as a stockbroker at McDermid St. Lawrence Securities Ltd. from 1994 to 1997. On November 6, 1998, Mr. Chell entered into a Settlement Agreement with the Alberta Stock Exchange to resolve a pending investigation into alleged breaches by Mr. Chell of Alberta Stock Exchange rules and bylaws. As part of the Settlement Agreement, (i) Mr. Chell acknowledged that he had breached certain duties of supervision, disclosure, or compliance in connection with various offers and sales of securities and (ii) Mr. Chell was prohibited from receiving Alberta Stock Exchange approval for a five year period, subjected to a CDN$25,000 fine and a three year period of enhanced supervision.

      Don Pagnutti was appointed the Vice President-Finance of the Company on September 19, 2000. Mr. Pagnutti has been the Chief Financial Officer of the Company since September 1998, and was the Executive Vice President and Chief Operating Officer from September 1997 to September 2000. From 1996 to 1997, he worked for Sullivan Entertainment Inc., as Executive Vice President and Chief Financial Officer. From 1980 to 1996, he worked for Telemedia Communications Ltd., a large Canadian media company as Vice President, Radio. Mr. Pagnutti is a Chartered Accountant and has a Masters Degree in Business Administration and a Bachelor of Commerce Degree from the University of Toronto.

      Peter Rona had been the President and Chief Executive Officer of the Company from September 1987 until September 2000. In addition, he was the Principal Financial and Accounting Officer of the Company from September 1987 to August 1997. He was the President of NTN Interactive Network, Inc. (formerly, NTN Sports, Inc. until 1993) from 1985 to 1991 and February 1993 to September 1999. Mr. Rona has also been the President, sole director and sole shareholder of Anor Management, Ltd., a personal holding company, since 1987.

      David Bolink was a Managing Director of Chell Merchant Capital Group from September 19, 2000 to January 19, 2001 and served as Chell.com. Ltd.'s first President from December 1999 to July 2000. Mr. Bolink served as Director of Business Management of FutureLink Distribution Corp., an application service provider and a provider of server-based computing services, from May 1998 to December 1999. Mr. Bolink also served as Business Manager of Edmonton Society for Christian Education from May 1996 to May 1998. From February 1989 to May 1996, Mr. Bolink served as Asset Manager of Wilson Holdings, a property and financial management company.

      Gordon Herman was a Senior Managing Director of Chell Merchant Capital Group from September 19, 2000 to January 19, 2001. Mr. Herman is currently the Chairman/President of Madison Companies Ltd., a company listed on the Canadian Venture Exchange Inc., which focuses on acquiring small to medium sized facilities management companies since 1997. From 1992 to 1998, Mr. Herman was the President/owner of Harding Hall & Graburne Insurance Inc., a property and casualty insurance broker. From 1996 to 1998, Mr. Herman was the Vice President, Western Canada - Acquisitions, at Equisure Financial Network, an insurance broker network trading on the Toronto Stock Exchange. From 1988 to 1992, Mr. Herman was the President of General Electric Capital Canada Leasing Inc., Canadian Operations (Canadian Subsidiary of General Electric).

      Adrian Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation ("MCC") from 1994 to July 1996. On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

      Robert Stone graduated with the degree of Bachelor of Science from the University of Toronto in 1964. From 1973 until 1997 Mr. Stone served in various capacities with Cominco Ltd., a company listed on the Toronto Stock Exchange ("TSE") and the American Stock Exchange ("AMEX") under the trading symbol "CLT", being the Vice-President, Finance and Chief Financial Officer of that company from 1980 until 1997.

From 1969 until 1973 Mr. Stone was the Director of Finance of Great Northern Capital Corporation. From 1964 until 1969 Mr. Stone worked with Clarkson Gordon, Chartered Accountants, receiving his Chartered Accountant designation in 1967. Mr. Stone currently serves as a director of a number of companies including:
Boliden Limited, a company listed on the TSE under the trading symbol "BOL"; Golden Star Resources Ltd., a company listed on the TSE under the trading symbol "GSC" and listed on AMEX under the trading symbol "GSR"; Mainsborne Communications International Inc.; Manhatten Minerals Corp., a company listed on the TSE under the trading symbol "MAN"; Mr. Stone is also a former director of Agrium Inc., a company listed on the New York Stock Exchange and the TSE under the trading symbol "AGU"; Cominco Ltd.; Global Stone Corporation; Pine Point Mines Ltd.; TVI Pacific Inc., a company listed on the TSE and Canadian Venture Exchange Inc. under the trading symbol "TVI"; and United Bolero Development Corp., a company listed on the Canadian Venture Exchange Inc. under the trading symbol "UNB"; Union Bank of Switzerland and West Kootenay Power & Light Company.

Board Committees and Attendance Records

      The Company's Audit and Compensation Committee currently consists of Messrs. Adrian Towning and Robert Stone. Neither Mr. Towning nor Mr. Stone is an officer or employee of the Company and neither has served in such capacities with the Company in the past.

During the 2000 Fiscal Year, there were thirteen (13) formal meetings of the Board of Directors of the Company. The following chart outlines the directors of the Company during the 2000 fiscal year, how many of the formal meetings they were eligible to attend and how many they attended.

            ---------------------------------------------------------
                 Board Member                 Eligible       Attended
                                              Meetings
            ---------------------------------------------------------
            Marie Curry                          3               2
            ---------------------------------------------------------
            Lorne Stephenson                     6               6
            ---------------------------------------------------------
            Dale Smith                           8               7
            ---------------------------------------------------------
            Douglas Connolly                     7               5
            ---------------------------------------------------------
            Bart Yabsley                         3               3
            ---------------------------------------------------------
            Blair Layton                         4               4
            ---------------------------------------------------------
            Adrian Towning                      13              13
            ---------------------------------------------------------
            Peter Rona                          13              13
            ---------------------------------------------------------
            David Bolink                         6               6
            ---------------------------------------------------------
            Don Pagnutti                         6               6
            ---------------------------------------------------------
            Cameron Chell                        4               4
            ---------------------------------------------------------
            Frank Killoran                       4               3
            ---------------------------------------------------------
            Gordon Herman                        2               2
            ---------------------------------------------------------

Audit Committee Report

      The Board of Directors maintains an Audit Committee comprised of two of the Company's outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. ("NASD") that governs audit committee composition, Rule 310(c)(26)(B)(i), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(15).

      In accordance with its written charter adopted by the Board of Directors (set forth in Appendix A to this proxy statement), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

      (1) reviewed and discussed the audited financial statements with management;

      (2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

      (3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board's Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

      Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2000, as filed with the Securities and Exchange Commission.

Compensation Committee Report

      Proxy disclosure rules require the Company to report certain relationships involving the Company in which members of the Compensation Committee have a direct or indirect material interest. Also required is disclosure of interlocking relationships among Compensation Committee members and those executive officers of the Company, if any, who also serve as members of Compensation Committees or executive officers at other companies. The purpose of these requirements is to allow shareholders to assess the independence of the Company's Compensation Committee members in making executive compensation decisions and recommendations.

Formation

      The Company's Compensation Committee was formed after the 2000 fiscal year end on September 8, 2000 and its mandate is to assist the Board in the discharge of its fiduciary responsibilities relating to the fair and competitive compensation of the employees of the Company, including: (i) the review and approval of the Company's compensation philosophy; (ii) the review and approval of compensation programs, plans and awards; (iii) administration of the Company's short and long-term incentive plans and other stock or stock-based plans, and; (iv) to issue an annual report on executive compensation for inclusion in the Company's proxy statement.

Insider Participation and Interlocks

      While the Company has had transactions with companies and firms with which certain members of the Compensation Committee are, or at some point during fiscal year 2000 were, affiliated as an officer and/or director, there are no such relationships in which members of the Committee have a direct or indirect material interest. In addition, there are no interlocking relationships of the nature described above involving members of the Compensation Committee.

Director and Executive Compensation

      Existing executive compensation agreements were entered into prior to the formation of the Compensation Committee. For information regarding these agreements, please see "Employment Contracts with Named Executive Officers".

      On December 11, 2000, the Board of Directors ratified the Compensation Committee's proposed compensation plan for outside directors. Please see "Directors Remuneration".

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF
                   THE ABOVE-LISTED SLATE OF DIRECTOR-NOMINEES

           RATIFICATION OF A PROPOSAL TO INCREASE THE NUMBER OF COMMON
                  SHARES AUTHORIZED FOR ISSUANCE BY THE COMPANY
                         FROM 20,000,000 TO 50,000,0000

      The Board of Directors has adopted, subject to stockholder approval, an amendment to the Company's Certificate of Incorporation to increase the authorized capital stock of the Company by increasing the number of authorized shares of Common Stock from 20,000,000 to 50,000,000 shares.

      The Company is presently authorized to issue 20,000,000 shares of Common Stock, par value of $.0467 per share, and 1,500,000 shares of preferred stock, par value $.01 per share. As of January 3, 2001, there were 8,328,621 shares of Common Stock issued and outstanding. As of January 3, 2001, an aggregate of 5,961,267 shares of common stock had been reserved for issuance as follows: (i) an aggregate of 1,000,000 shares of common stock issuable upon conversion of the Canadian Advantage Partnership II Convertible Debenture, (ii) an aggregate of 150,000 shares of common stock issuable in connection with outstanding warrants to purchase shares of common stock, (iii) an aggregate of approximately 1,383,000 shares of common stock issuable in connection with options granted or to be granted under the Chell Group Corporation Stock Option Plan, (iv) an aggregate of approximately 300,000 shares of common stock issuable upon conversion of the Company's issued and outstanding Preferred Stock, (v) 1,928,267 shares of Common Stock in connection with the Agreement of Purchase and Sale between the Company, Chell Merchant Capital Group Inc., Chell.com Ltd. and Cameron Chell, (vi) 100,000 shares of Common Stock issued in connection with consulting agreements with iCapital Corporation and three of it's principals, and (vii) 1,110,000 shares of Common Stock in connection with the Company's proposed Offering Memorandum (based on the minimum offering). Therefore, as of January 3, 2001, approximately 5,710,112 unreserved shares of our common stock were available for issuance.

      The additional 30,000,000 shares of Common Stock to be authorized would provide needed flexibility for future financial and capital requirements so that proper advantage could be taken of favorable market conditions and possible business acquisitions. Additional shares of Common Stock would also be available to the Company for stock dividends or splits should the Board of Directors decide that it would be desirable, in light of market conditions then prevailing, to broaden the public ownership of, and to enhance the market for, the shares of the Company's Common Stock. The additional shares would be available for issuance for these and other purposes, subject to the laws of New York and Nasdaq rules, at the discretion of the Company's Board of Directors without, in most cases, the delays and expenses attendant to obtain further stockholder approval.

          THE BOARD RECOMMENDS A VOTE FOR THE INCREASE IN THE NUMBER OF
              COMMON SHARES AUTHORIZED FOR ISSUANCE BY THE COMPANY
                         FROM 20,000,000 TO 50,000,0000

          RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

      Subject to shareholder ratification, the Board has selected Lazar Levine & Felix LLP as independent auditors for the fiscal year ending August 31, 2001, and until its successor is selected. Lazar Levine & Felix LLP has audited the Company's financial statements for the Company's fiscal year ended August 31, 2000. No representative of Lazar Levine & Felix LLP is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF
                  THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

                             MANAGEMENT REMUNERATION

General

      The Company compensates its employees and directors in Canadian dollars ("Cdn$"). For information concerning the applicable exchange rates, see "Exchange Rates."

Summary Compensation Table

      The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended August 31, 2000 to the Company's Named Executive Officer.

                                                                                      Long-term
                                                 Annual Compensation                Compensation
                                           ------------------------------------   ----------------
                                                                   Other Annual   Securities Under    All Other
Name and Principal                          Salary       Bonus   Compensation(1)  Options/Granted   Compensation
Position                           Year      (Cdn$)     (Cdn$)         ($)              (#)              ($)
------------------                 ----     ---------   ------   ---------------  ----------------  ------------
Peter Rona                         2000     192,334         --          --           100,000             --
President and Chief                1999     167,665     30,755          --            30,000             --
Executive Officer(2)               1998     168,426     32,963          --            40,000             --

Donald Pagnutti (3)                2000     156,249         --          --            22,500             --
Vice-President, Finance
and Chief Financial Officer

Notes:

      (1) Perquisites and other personal benefits received in 1998, 1999 and 2000 did not exceed the lesser of US$50,000 and 10% of the total annual salary and bonuses for any of the Named Executive Officers.

      (2) Mr. Rona was the President and Chief Executive Officer of the Company from September 1, 1987 until September 19, 2000.

      (3) Mr. Pagnutti's title was changed to Vice President Finance and Chief Financial Officer on September 19, 2000.

      During the three year period ended August 31, 2000, the Company did not grant any restricted stock awards or stock appreciation rights. Additionally, all of the Company's group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the Named Executive Officers and are generally available to all salaried employees. Further, no Named Executive Officer received, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of US$50,000 or 10% of the total salary and bonus reported for the Named Executive Officer in the fiscal year in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the Named Executive Officer in the applicable fiscal year.

Option Grants Table

      The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during the 2000 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all Company employees during the 2000 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term.

                                                                                     Potential Realizable Valueat
                                      Percentage of                                  Assumed Rates of Stock Price
                       Number of      Total Options                                  Appreciation for Option Term
                         Shares        Granted to                                    ----------------------------
                       Underlying     Employees in     Exercise       Expiration
Name                Options Granted    Fiscal Year      Price            Date              5%             10%
----                ---------------    -----------      -----            ----              --             ---
Peter Rona               75,000           9.7%         US$2.00    October 14, 2004     US$41,442        US$91,577
President and CEO(1)     25,000           3.2%        US$4.375      April 3, 2005      US$30,218       US$176,150

Donald Pagnutti (2)      22,500           2.9%         US$9.75     August 11, 2004     US$47,277       US$101,812
Vice-President,
Finance and Chief
Financial Officer

Notes:

      (1) Mr. Rona was the President and Chief Executive Officer of the Company from September 1, 1987 until September 19, 2000.

      (2) Mr. Pagnutti's title was changed to Vice President Finance and Chief Financial Officer on September 19, 2000.

Options Exercised and Remaining Outstanding

      Set forth in the table below is information, with respect to each of the Named Executive Officers, as to the (a) number of shares acquired during the 2000 Fiscal Year upon each exercise of options granted to such individuals, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price),
(iii) the total number of unexercised options held on August 31, 2000, separately identified between those exercisable and those not exercisable, and
(iv) the aggregate value of in-the-money, unexercised options held on August 31, 2000, separately identified between those exercisable and those not exercisable.

                     Securities      Aggregate                                     Value of Unexercised in-the-
                     Acquired on       Value        Unexercised Options at         Money Options at August 31,
                      Exercise       Realized           August 31, 2000                       2000
                         (#)            ($)                  (#)                               ($)
                     -----------     --------       ----------------------       -------------------------------

                                                  Exercisable   Unexercisable   Exercisable(1)    Unexercisable(1)
                                                  -----------   -------------   --------------    ----------------
Peter Rona               Nil            Nil         135,000       97,500(2)       US$445,625         US$438,750
Donald Pagnutti          Nil            Nil          18,750       33,750           US$69,375          US$50,625

Note:

      (1) The value of the unexercised "in-the-money" options has been determined by subtracting the exercise price of the options from the closing Common Share price of US$6.50 on August 31, 2000, and multiplying by the number of Common Shares that may be acquired upon the exercise of the options.

      (2)   As at September 19, 2000, these options vested and were exercisable.

Director's Remuneration

      Prior to September 8, 2000, each director, not otherwise a full time employee of the Company, was eligible to receive $500 for each meeting of the Board of Directors or committee thereof which they attended, along with the reimbursement of their reasonable expenses incurred on the Company's behalf. In addition, each director, not otherwise a full time employee of the Company was eligible to receive 1,500 stock options annually. During the fiscal year ended August 31, 2000, 45,000 options were issued to Adrian Towning at a strike price of US$9.75. The vesting schedule for these options are one-third per year on each anniversary of the grant date. On December 11, 2000, 45,000 options were issued to Robert Stone at a strike price of US$3.06. The vesting schedule for these options are one-third per year on each anniversary of the grant date.

      As of December 11, 2000, the Board of Directors formally adopted a standard arrangement pursuant to which only the outside directors of the Company are compensated by the Company for their services in their capacity as directors. This compensation arrangement is retroactive to September 19, 2000 (the date of the closing of the Agreement of Purchase and Sale between Chell Group Corporation (f/k/a Networks North Inc.), Chell Merchant Capital Group Inc. (f/k/a Networks North Acquisition Corp.), Chell.com Ltd. and Cameron Chell).

       Outside Director's Compensation Schedule                                 Cash        Options
                                                                                (US$)
1. Directorship Acceptance Options (one time grant with a 3 year vesting                     45,000
   schedule)
2. Annual Retainer-Chairman                                                    20,000        10,000
3. Annual Retainer-Director                                                     6,000
4. Annual Retainer-Committee Member (over and above directorship                3,000
   retainer)
5. Annual Retainer-Committee Chair (over and above directorship retainer        2,000
   and committee retainer)
6. Board Meeting Attendance Fee                                                750/mtg.
7. Committee Attendance Fee                                                    500/mtg

Mr. Killoran has elected not to claim his Annual Retainer and Options for the 2000 Fiscal Year.

Employment Contracts with Named Executive Officers

      The Company entered a new employment agreement (the "Rona Agreement") with Peter Rona, its President and Chief Executive Officer, for a three-year period commencing April 1, 2000 and continuing until March 1, 2003. The Rona Agreement provided for a base compensation of $225,000 with annual increases to be subject to review by the Board of Directors. In September 2000, Mr. Rona and the Company entered into an agreement to terminate the Rona Agreement (the "Termination Agreement"). Pursuant to the terms of the Termination Agreement, the Company paid Mr. Rona $643,250 and all options then held by Mr. Rona vested immediately. In addition, the Termination Agreement provided that Mr. Rona shall exercise all options, repay his loan of US$70,000 and agree not to sell any of his Common Shares without first consulting with the Chairman, President or Chief Executive Officer of the Company.

      In November 1999, NTN IN renewed Donald Pagnutti's employment agreement originally dated August 15, 1997, pursuant to which Mr. Pagnutti serves as the Company's Executive Vice President, Chief Financial Officer and Chief Operating Officer. Effective September 19, 2000, Mr. Pagnutti's title was changed to Vice President, Finance and Chief Financial Officer. The agreement provides for an initial base compensation of $160,000 with annual reviews, together with automobile expenses of $9,000. In addition to the fixed remuneration, the Company shall pay Mr. Pagnutti a bonus at the end of each year of the term in the event that during the said year the actual net income before taxes of the Company as audited using the generally accepted accounting principles applied on a basis consistent with those previous years, equaled or exceeded the projected net income before taxes of the Company as determined by the Board of Directors of the Company at the commencement of the said year. The agreement further provided that the Company grant to Mr. Pagnutti options to purchase a minimum of 15,000 Common Shares of the Company.

      On September 19, 2000, the Company entered into an employment agreement with Cameron Chell, pursuant to which Mr. Chell serves as the Company's President and Chief Executive Officer. The agreement provides for an initial base compensation of $360,000, together with automobile expenses of $8400. In addition to the fixed remuneration, the Company shall provide Mr. Chell with the services of an Executive Assistant on an ongoing basis and an Accountant for a reasonable period of time to allow for the completion of outstanding accounting work related to existing companies in which Mr. Chell is involved. It was the understanding of the parties that this agreement was to be replaced by a definitive employment agreement before October 10, 2000, however, such agreement has not been entered into at this time. Since the signing of this agreement, Mr. Chell has eliminated both his salary and automobile allowance in an effort to reduce cash requirements of the Company. These were eliminated with the understanding that the compensation of Mr. Chell will be mutually agreed upon between the parties.

      On September 19, 2000, the Company entered into an employment agreement with Gord Herman, pursuant to which Mr. Herman served as the Company's Senior Managing Director until January 19, 2001. The agreement provided for an initial base compensation of $175,000, together with automobile expenses of $8,400. It was the understanding of the parties that this agreement was to be replaced by a definitive employment agreement before October 10, 2000, however, such agreement has not been entered into at this time. Since the signing of this agreement, Mr. Herman had reduced his salary to a level of $120,000 and had eliminated the automobile allowance in an effort to reduce cash requirements of the Company. These were eliminated with the understanding that the compensation of Mr. Herman would be mutually agreed upon between the parties.

      In September 2000, the Company assumed an employment agreement from Chell.com, which had been entered into on November 29, 1999 with David Bolink, pursuant to which Mr. Bolink served as CMCG's Managing Director and General Manager until January 19, 2001. The agreement provided for an initial base compensation of $150,000. Since the assumption of this agreement, Mr. Bolink had reduced his salary to $120,000 in an effort to reduce cash requirements of CMCG. This was reduced on the understanding that the compensation of Mr. Bolink would be mutually agreed upon between the parties.

      The Company does not have any other employment agreements in effect with any other executive employee.

                              CERTAIN TRANSACTIONS

      Set forth below is a description of certain transactions between the Company and its directors, executive officers and beneficial owners of five percent or more of the outstanding Common Stock, or member of the immediate family of any of the foregoing persons, as well as certain business relationships between the Company and its directors, which occurred or existed in the 2000 Fiscal Year.

      a) Cameron Chell is Chairman of the Board and a director in each of Engyro and cDemo. Chell.com., a wholly owned subsidiary of Cameron Chell, holds 120,000 warrants to purchase common shares of cDemo at $5.00 per share and 85,000 warrants to purchase Class A Voting Shares of eSupplies at $7.00 per share and 500,000 options at $7.00. Chell.com holds 200,000 options to purchase shares of Engyro for $5.00 and warrants for 97,500 shares at $5.00.

      b) Frank Killoran is a director and shareholder of cDemo and he and members of his immediate family hold 264,000 common shares in such company. He holds an option from Chell.com to acquire 370,428 shares of the Company, which are held by Chell.com, at a price of $1.00 (which may be adjusted up or downward based on certain contingencies).

      c) Gordon Herman is interim President of cDemo, a consultant to eSupplies and receives compensation therefore. He holds an option in Chell.com to acquire 498,354 shares of the Company, which are held by Chell.com, at a price of $1.00 (which may be adjusted up or downward based on certain contingencies).

      d) David Bolink holds an option in Chell.com to acquire 467,121 shares of the Company, which are held by Chell.com, at a price of $1.00 (which may be adjusted up or downward based on certain contingencies).

      e) Cameron Chell is the owner of various trademarks and domain names which he has licensed to the corporation, including "Chell.com", "Chell Corporation" and "Chell Merchant Capital Group" for $1 per year for as long as he remains a director of the Corporation.

      f) Pursuant to the Purchase and Sale Agreement between the Company, Chell Merchant Capital Group, Cameron Chell and Chell.com Ltd., 5,369,733 shares of the Company were issued and 1,928,268 Exchangeable Shares of Chell Merchant Capital Group were issued to Cameron Chell and Chell.com Ltd. The 421,829 shares of the Company that were issued in exchange for shares of cMeRun are currently held in escrow until such time as (i) cMeRun is current with its SEC filings pursuant to the Securities Exchange Act of 1934, as amended;
            (ii) The average closing price of cMeRun's stock is $11 for five consecutive trading days and (iii) cMeRun is listed in good standing on either the NASD Bulletin Board or the NASDAQ Small Cap or National Stock Market. In addition, the 1,476,398 shares of the Company's wholly-owned subsidiary, Chell Merchant Capital Group Inc., that were issued in exchange for shares of eSupplies will be held in escrow until at such time the Board of Directors of the Company has reviewed a new business plan and made a determination that the new course taken by eSupplies fits with the Company's business model and provides similar value to the Company.

      g) Escrow Agreement dated October 11, 2000 among Cameron Chell, the Corporation, Chell Merchant Capital Group Inc. and Wolff Leia Huckell (as escrow agent). The CMCG Exchangeable Shares may be released from escrow after receiving written notice from the board of directors of the Corporation that the new course of business being taken by eSupplies including potential new acquisitions in the e-business field, fits within the Corporation's business model and provides significant value to the Corporation. If there is no such notice from the board of directors of the Corporation prior to October 12, 2001, the CMCG Exchangeable Shares shall be cancelled and the shares of eSupplies held by the escrow agent will be returned to Mr. Chell. Mr. Chell is a major shareholder in eSupplies.

      h) Consulting Agreement between Chell.com and eSupplies (Alberta) Ltd. dated February 8, 2000 that was assigned to the Corporation as part of the purchase of Chell.com assets effective August 31, 2000, whereby the Company provides consulting services to eSupplies for a period of 12 months for a fee of US$720,000. Cameron Chell is a major shareholder of eSupplies.

      i) Consulting Agreement between Chell.com and Buyersangel.com Inc. (now known as cDemo, Inc.) dated January 21, 2000 that was assigned to the Corporation as part of the purchase of Chell.com assets effective August 31, 2000, whereby the Company provides consulting services to cDemo for a period of 12 months for a fee of US$720,000. Cameron Chell is the Chairman of the Board of cDemo. Mr. Killoran and Mr. Herman are directors.

      j) Consulting Agreement between Chell.com and R Home Funding Company Ltd. (now known as Engyro, Inc.) dated January 17, 2000 that was assigned to the Corporation as part of the purchase of Chell.com assets effective August 31, 2000 whereby the Company provides consulting services to Engyro for a period of 14 months, ending on January 15, 2001, for a fee of US$720,000. Cameron Chell is the Chairman of the Board of Engyro.

      k) Consulting Agreement between Chell Group Corporation and Mainsborne Communications International Inc. dated September 1, 2000 whereby the Company provides consulting services for a term of 1 year for a fee of US$25,000 per month. Mr. Stone is a director of Mainsborne Communications International Inc.

      l) Consulting Agreement between Chell.com Ltd. and cMeRun Corp. dated November 15, 1999 that was assigned to the Corporation as part of the purchase of Chell.com assets effective August 31, 2000 whereby the Company provides consulting services to cMeRun for a term of 12 months for a fee of US$720,000. Cameron Chell is cMeRun's Vice-Chairman and Frank Killoran is a director of cMeRun.

      m) License Agreement between Cameron Chell, the Company and Chell Merchant Capital Group dated August 31, 2000 whereby Mr. Chell grants the Company and Chell Merchant Capital Group the right to use the trademarks "Chell.com", "Chell Merchant Capital Group" and "Chell Corporation" in exchange for the fee of $1.00 per year.

      n) Securities Purchase Agreement with VC Advantage Fund ("VC") on October 3, 2000, for up to US$3,000,000 loan to the Company. VC received a Convertible Debenture, which is convertible into Common Stock of the Company, based upon an agreed conversion price of $3.00 per share. As of November 30, 2000, VC had assigned its rights in this Agreement to Canadian Advantage Limited Partnership ("CALP II") and a total of US$1,700,000 has been advanced to the Company. Cameron Chell is a Director and shareholder of VC Advantage Limited, the general partner of VC. Pursuant to the assignment of this agreement to CALP II, this is no longer a related transaction as Mr. Chell has no interests in CALP II.

      o) The Company provided a U.S. $70,000 loan to Peter Rona, the President and Chief Executive Officer of the Company, on May 20, 1998 which was utilized to pay the Company for the exercise of stock options. The loan was collateralized by a Promissory Note, dated May 20, 1998, in the principal amount of U.S. $70,000. The Promissory Note was due on demand and bore interest, at a specified bank prime rate plus three quarters of one percent. Subsequent to the 2000 fiscal year end, Mr. Rona repaid the loan in full.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter, which is to be presented for action at the Annual Meeting. If any matter other than those described above (i.e., election of directors, approval of increase the number of Common Shares authorized for issuance by the Company and ratification of the Board's selection of auditors) does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

                                 EXCHANGE RATES

      This Proxy Statement contains translations of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 2000, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows:

                                                                August 31,
                               -------------------------------------------------------------------------------

                                   2000             1999             1998             1997             1996
                                   ----             ----             ----             ----             ----
At end of period.........      Cdn$1.4715       Cdn$1.4965       Cdn$1.5722       Cdn$1.3885       Cdn$1.3685
Average for period.......          1.4714           1.4949           1.4390           1.3676           1.3634
High for period..........          1.4955           1.5135           1.5770           1.3942           1.3815
Low for period...........          1.4489           1.4760           1.4100           1.3381           1.3401

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

      Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 2000, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-K, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

                          FUTURE SHAREHOLDER PROPOSALS

      From time to time, shareholders present proposals, which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than September 15, 2001, for inclusion, if proper, in next year's proxy solicitation materials.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter which is to be presented for action at the Special Meeting. If any matter other than those described above (i.e., election of directors, ratification of the Board's selection of auditors does properly come before the Special Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

                                     GENERAL

      The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

       WHILE YOU HAVE THE MATTER IN MIND, PLEASE COMPLETE, SIGN AND RETURN
                            THE ENCLOSED PROXY CARD.
                                             BY ORDER OF THE BOARD OF DIRECTORS,
                                                          Mark Truman, Secretary

                                  Appendix "A"

                             CHELL GROUP CORPORATION
                             AUDIT COMMITTEE CHARTER
--------------------------------------------------------------------------------

The Audit Committee is appointed by the Board to assist the Board in monitoring

      1)    the integrity of the financial statements of the Company, and;

      2)    the independence and performance of the Company's external auditors.

The Audit Committee shall:

      1) meet the independence and experience requirements of the NASDAQ Stock Market, Inc. and shall be appointed by the Board.

      2) have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

      3)    make regular reports to the Board.

      4) review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

      5) review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

      6) review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements.

      7) review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its 10-Q.

      8) meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

      9) review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor or management.

      10) recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

      11)   approve the fees to be paid to the independent auditor.

      12) receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.

      13) evaluate the performance of the independent auditor and, if so determined by the Audit Committee, recommend that the Board replace the independent auditor.

      14) review the appointment and replacement of senior financial executives.

      15) meet with the independent auditor and Chief Financial Officer to review the logistics of the audit.

      16) obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

      17) discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

      18) review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

            a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

            b) any changes required in the planned scope of the internal audit.

      19) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

      20) review with the Company's General Counsel legal matters that may have a material impact on the financial statements.

      21) meet at least annually with the Chief Financial Officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

Approved and adopted by the Audit Committee on June 8, 2000.


         /s/ Adrian Towning                      /s/ Frank Killoran
         ------------------                      ------------------
         Adrian Towning                          Frank Killoran

Ratified by the Board of Directors on June 13, 2000.


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

PROXY                                                                      PROXY

                             CHELL GROUP CORPORATION
                14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of Chell Group Corporation (the "Company") hereby constitutes and appoints Cameron Chell and Mark Truman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all of the shares of stock of the Company that the undersigned would be entitled, if personally present, to vote at the meeting of shareholders of the Corporation to be held on February 28, 2001 at 10:00 a.m. at the offices of the Company, 14 Meteor Drive, Toronto, Ontario, Canada M9W 1A4, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.    Election of Directors:

      FOR all nominees listed below (except as marked to the contrary below) |_|

      NOMINEES:    David Bolink, Cameron Chell, Gordon Herman, Frank Killoran,
                   Don Pagnutti, Peter Rona, Adrian P. Towning, Robert Stone

      WITHHOLD AUTHORITY
      to vote for all nominees listed above    |_|

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.

      --------------------------------------------------------------------------

2. To approve the increase in the number of Common Shares authorized for issuance by the Company from 20,000,000 to 50,000,0000.

           For |_|          Against |_|          Abstain |_|

3. To approve the Appointment of Lazar Levine & Felix LLP as Auditors of the Company for fiscal year 2001.

           For |_|          Against |_|          Abstain |_|

                                                       Dated:       , 2001

                                                       -------------------------
                                                       Signature

You may fax your completed proxy to North American Transfer Company at (516) 379-8525 or forward it via mail to 147 Merrick Road, Freeport, NY, 11520 in the envelope provided.


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